Exhibit 10.2

AMENDMENT TO EQUITY PURCHASE AGREEMENT

This AMENDMENT (the “Amendment”) is made and entered into as of the 25th day of January, 2021, to the EQUITY PURCHASE AGREEMENT, dated December 7, 2020 (the “Agreement”), by and among Adial Pharmaceuticals, Inc., a Delaware corporation (the “Purchaser”), Purnovate, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub”), PNV Conversion Corp., a Virginia corporation, as successor-in-interest to Purnovate, LLC, a Virginia limited liability company (the “Company”), each of the members of the Company (collectively, the “Members”) and Robert D. Thompson, as representative of the Members (the “Members’ Representative”). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, Section 12.3 of the Agreement provides that prior to the Closing the Agreement may be amended by written agreement among the Purchaser, the Company and the Members’ Representative.

WHEREAS, the Purchaser and the Company intend the proposed acquisition to be characterized as a Type “A” tax free merger;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Notwithstanding anything to the contrary contained in the Agreement, the parties agree that the sale and transfer of the Purchased Interests as contemplated by the Agreement, shall be effected by the merger (the “Merger”) of the Company with and into Merger Sub.

2. Section 1.1 of the Agreement is hereby deleted in its entirety.

3. Section 1.2(b) of the Agreement is hereby deleted in its entirety.

4. The definition of Consideration Percentage is hereby amended to read as follows: “Consideration Percentage” means the quotient obtained by dividing: (i) the number of membership interests in the Company to be sold to Purchaser by the Member (as calculated pursuant to Section 1.2(a)) by (ii) the aggregate Purchased Interests; provided, however, that when the Company is converted to a Virginia corporation prior to the Effective Time, the Consideration Percentage shall thereafter mean the quotient obtained by dividing: (i) the number of shares of common stock of the Company to be exchanged in the Merger by the shareholder by (ii) the aggregate Purchased Interests.

5. The Agreement is hereby amended by the inclusion therein of the following ARTICLE 1(A). MERGER.

ARTICLE 1(A) THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of the Company shall cease. The Merger Sub will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and in the applicable provisions of Delaware and Virginia law. As a result of the Merger, the Company will become a wholly owned subsidiary of Purchaser.

Section 1.3 Closing; Effective Time. At the Closing, the Parties shall cause the Merger to be consummated by executing and filing with the Secretaries of State of the States of Delaware and Virginia a certificate of merger with respect to the Merger, satisfying the applicable requirements of Delaware and Virginia law and in a form reasonably acceptable to Purchaser and the Company (the “Certificate of Merger”). The Merger shall become effective at the time of the filing of such Certificate of Merger or at such later time as may be specified in such Certificate of Merger with the consent of Purchaser and the Company (the time the Merger becomes effective is referred to herein as the “Effective Time”).

Section 1.4 (A) Certificate of Incorporation and Bylaws; Directors and Officers. At the

Effective Time:

(a) the certificate of incorporation and bylaws of the Surviving Corporation shall be identical to the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by the Delaware General Corporation Law (“DGCL”) and such certificate of incorporation and bylaws;

(b) the directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, shall be designated by Purchaser.

Section 1.5 (A) Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Purchaser, Merger Sub, the Company, any Member or Purchaser, for each share (or shares) of the Company’s common stock outstanding immediately prior to the Effective Time, such share(s) (Purchased Interest) shall be automatically converted into and exchanged for solely the right to receive, in accordance with Section 1.2 above and subject to the escrow contemplated thereby: (i) an amount of Closing Cash equal to the quotient obtained by dividing (A) $350,000 by (B) the total number of Purchased Interests; and (ii) a number of Closing Shares (rounded down to the nearest whole share of Purchaser Common Stock) equal to the quotient obtained by dividing (A) the total number of Closing Shares to be issued by the Purchaser by (B) the total number of Purchased Interests.

(b) No fractional shares of Purchaser Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Purchased Interests who would otherwise be entitled to receive a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock issuable to such holder) shall, in lieu of such fraction of a share be paid in cash the dollar amount (rounded to the nearest whole cent) without interest, based on the fair market value of the Purchaser Common Stock (as determined in good faith by Purchaser), so that no more than the whole number of shares represented by the Closing Shares shall be issued.

Section 1.6 (A) Company Member Approval. The Company hereby represents and warrants the Company’s directors and shareholders have each duly approved the terms and conditions of the Merger, as herein contemplated by the Amendment.

Section 1.7 (A) Purchaser Approval. Purchaser hereby represents and warrants that the board of directors of Purchaser and Merger Sub, and that the Purchaser, in its capacity as the sole shareholder of Merger Sub, have each duly approved the terms and conditions of the Merger, as herein contemplated by the Amendment.

6. A new paragraph (f) shall be added to Section 5.8 of the Agreement as follows:

5.8

(f) The Purchaser, the Company, and the Members will use best efforts to have the Merger meet the requirements of a tax-free merger and consolidation as outlined in Section 368(a)(1)(A) of the Internal Revenue Code.

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7. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

8.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ Joseph Truluck
	Name:	Joseph Truluck
	Title:	Chief Financial Officer

PURNOVATE, INC.

By:	/s/ Joseph Truluck
	Name:	Joseph Truluck
	Title:	Treasurer

THE COMPANY:

PNV CONVERSION CORP.

By:	/s/ Robert D. Thompson
	Name:	Robert D. Thompson
	Title:	President

MEMBERS’ REPRESENTATIVE:

By:	/s/ Robert D. Thompson
	Name:	Robert D. Thompson
	Title:	Members’ Representative

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